EXHIBIT INDEX



                                      GPU, INC.


                             METROPOLITAN EDISON COMPANY
                    EMPLOYEE SAVINGS PLAN FOR BARGAINING EMPLOYEES







          Consent of Independent Accountant                      Exhibit 24


          Report on Audits of Financial Statements               Exhibit 28
             for the Years Ended December 31, 1996
             and 1995

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